Exhibit 99.1

Impinj, Inc. Announces Upsize and Pricing of Offering of $170 Million of 0% Convertible Senior Notes Due 2029

September 4, 2025

SEATTLE-September 4, 2025- Impinj, Inc. (Nasdaq: PI), a leading RAIN RFID provider and Internet of Things pioneer, today announced the pricing of $170 million aggregate principal amount of 0% Convertible Senior Notes due 2029 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $150 million. Impinj also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date the notes are first issued, up to an additional $20 million aggregate principal amount of the notes. The sale of the notes is expected to settle on September 8, 2025, subject to customary closing conditions. Impinj estimates that the net proceeds from the offering will be approximately $164.2 million (or approximately $183.6 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Impinj.

The notes will be senior, unsecured obligations of Impinj. The notes will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on September 15, 2029, unless earlier redeemed, repurchased, or converted. Impinj may not redeem the notes prior to March 20, 2028. Impinj may redeem for cash all or any portion of the notes, at its option, on or after March 20, 2028, if the last reported sale price of Impinj’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Impinj provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Impinj is not required to redeem or retire the notes periodically. Holders of the notes will have the right to require Impinj to repurchase for cash all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

The notes will be convertible at an initial conversion rate of 3.7398 shares of Impinj’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $267.39 per share, which represents a conversion premium of approximately 37.50% to the last reported sale price of $194.47 per share of Impinj’s common stock on The Nasdaq Global Select Market on September 3, 2025).

Prior to the close of business on the business day immediately preceding June 15, 2029, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after June 15, 2029 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Impinj’s common stock, or a combination thereof, at Impinj’s election.

Impinj intends to use the net proceeds from the offering and cash on hand to exchange $190.0 million aggregate principal amount of its outstanding 1.125% Convertible Senior Notes due 2027 (the “2027 Notes”) for approximately $190.5 million in cash, representing the principal amount exchanged and accrued and unpaid interest thereon, and approximately 0.8 million shares of Impinj’s common stock, representing the exchange value in excess thereof, and $10.0 million to pay the cost of the capped call transactions described below.

In connection with the pricing of the notes, Impinj entered into privately negotiated capped call transactions with certain of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce the potential dilution to Impinj’s common stock upon any conversion of notes and/or offset any cash payments Impinj is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $340.32 per share, which represents a premium of 75.0% over the last reported sale price of Impinj’s common stock of $194.47 per share on September 3, 2025 and is subject to certain anti-dilution adjustments substantially similar to those applicable to the notes under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Impinj expects to enter into additional capped call transactions with the option counterparties.

Impinj has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Impinj’s common stock and/or enter into various derivative transactions with respect to Impinj’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Impinj’s common stock or the notes at that time. In addition, Impinj has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Impinj’s common stock and/or purchasing or selling Impinj’s common stock or other securities of Impinj in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the observation period related to a conversion of the notes, in connection with any fundamental change repurchase or redemption of the notes and, to the extent Impinj unwinds a corresponding portion of the capped call transactions, following any other repurchase of the notes). This activity could also cause or prevent an increase or decrease in the market price of Impinj’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

In connection with the 2027 Note Exchange, Impinj also expects that holders of 2027 Notes that have agreed to exchange their 2027 Notes may enter into or unwind various derivatives with respect to Impinj’s common stock (including entering into or unwinding derivatives with one or more of the initial purchasers in this offering or their respective affiliates) and/or purchase or sell shares of Impinj’s common stock concurrently with or shortly after the pricing of the notes. The 2027 Note Exchange and the potential related market activities by exchanging holders of the 2027 Notes could increase (or reduce the size of any decrease in) the market price of Impinj’s common stock, which may also affect the trading price of the notes at that time, and could have resulted in a higher effective conversion price for the notes.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the notes nor the shares of Impinj’s common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things – such as apparel, automobile parts, luggage, and shipments – to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things.

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

Cautionary Language Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding whether Impinj will issue the notes, the extent, and potential effects, of the 2027 Note Exchange, whether the capped call transactions will become effective, the potential dilution to Impinj’s common stock and the expected use of the proceeds from the sale of the notes, including the 2027 Note Exchange and the capped call transactions, and other statements contained in this press release that are not historical facts. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Impinj’s control. Impinj’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Impinj’s filings and reports with the Securities and Exchange Commission (“SEC”), as well as other filings and reports that may be filed by Impinj from time to time with the SEC. Past performance is not necessarily indicative of future results. Impinj anticipates that subsequent events and developments will cause its views to change. Impinj undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Impinj’s views as of any date subsequent to the date of this press release.

For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President, Strategic Finance

+1-206-315-4470

ir@impinj.com

Media Relations

Emily Schauer

Senior Corporate Communications Manager

+1 206-209-2923

eschauer@impinj.com